Exhibit 4.17
Supplemental Agreement (II)
Zastron Wuxi Flexible Printed Circuit (FPC) Factory
Main Contractor’s Work -
Final Total Price
Wuxi New District, China
July, 2009
Zastron Precision-Flex (Wuxi) Co., Ltd.
Employer
Yixing Building Engineering & Installation Co., Ltd.
Main Contractor
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contractor’s Works
Supplemental Agreement (II)

Supplementary Agreement (II)
Zastron Wuxi Flexible Printed Circuit (FPC) Factory
Supplemental Agreement (II) of
Main Contractor’s Works Contract
The Supplemental Agreement is made and entered into
by and between
Zastron Precision-Flex (Wuxi) Co., Ltd. (hereinafter referred to as “Employer”) with its registered office located at Site A64-2, Meicun Industrial Zone, Wuxi New District, China.
and
Yixing Building Engineering & Installation Co., Ltd. (hereinafter referred to as “Main Contractor”) with its registered office located at Room 1802, Zhongyin Huilong Building, Suhua Road, Industrial Park, Suzhou.
Whereas,
1	The Supplemental Agreement is supplemental to the Main Contractor’s Works Contract entered into by and between the Employer and the Main Contractor on 28th March, 2008 (hereinafter referred to the “Main Contract”) by which the Employer assigned the Main Contractor to implement and complete the main contractor’s works known as “Zastron Wuxi Flexible Printed Circuit (FPC) Factory” (hereinafter referred to the “Works”).

2	Thereafter, the Employer and the Main Contractor entered into a Supplemental Agreement (I) of the Main Contract on 10th July, 2008, assigning the Electrical Engineering Works to the Main Contractor to implement and complete (hereinafter referred to “the Electrical Engineering Works”).
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contractor’s Works
Supplemental Agreement (II)

Supplementary Agreement (II)
3	Because of the delay in the Works, the Works could not be completed pursuant to the completion date as stipulated in the Main Contract. Both Parties disagreed on the practical completion date and could not agree on the compensation arising from the delay in the Works. Furthermore, both parties wish to confirm the final total price of the Works (except Specified Subcontract Works) in the hope to resolve all the aforesaid issues.
Both parties, upon mutual consultation, jointly enter into this Supplemental Agreement, agreeing with the terms and conditions set forth below:
(1)	Final Total Price of the Main Contract (except Specified Subcontract Works)

The Final Total Price of the Main Contract (except Specified Subcontract Works) comprises the following:

RMB
Price of the Main Contract (except Specified Subcontract Works) (see Appendix (II))	207,000,000.00

Minus Compensation for delay in works (see Appendix (III))	(6,000,000.00)

Final Total Price of the Main Contract	201,000,000.00

Main Contractor confirms that the aforesaid price is the Final Total Price of the Main Contract (except Specified Subcontract Works), and agrees that it will not ask for any other additional compensation. Main Contractor further confirms that it will be responsible for any legal liabilities arising out of any destructions, damages on destructions, losses, claims or litigations related to the Work.

(2)	Practical Completion Date

Both Parties agree that the practical completion date of the Works is April 30th, 2009 (see the Practical Completion Certificate in Appendix (I) as issued by the Project Manager).
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contractor’s Works
Supplemental Agreement (II)

Supplementary Agreement (II)
(3)	Project List of Defects Works

After this Supplemental Agreement has been signed, both Parties agreed that out of the total sum to be payable to the Main Contractor, a sum of RMB2,000,000.00 shall be temporarily withheld, and the Main Contractor shall within 30 calendar days complete the works to rectify the defects as mentioned in the list affixed to the Practical Completion Certificate. When the aforesaid works to rectify the defects have all been completed and certified duly completed, the Employer agrees to pay such RMB2,000,000.00 to the Main Contractor within 30 calendar days thereafter.

(4)	Payment arrangements for the remainder of the Price being the Final Total Price minus the payment already made (hereinafter referred to “Remainder of the Price”)

After this Supplemental Agreement has been signed by both Parties, the Remainder of the Price shall be paid as follows:
a.	The Employer shall within 7 calendar days pay to the Main Contractor the amounts as specified in the 13th and 15th mid term payment certificate.

b.	The Employer shall within 30 calendar days return to the Main Contractor the amount of the performance bond (in the amount of RMB20,766,000.00).

c.	Except half of the warranty fund withheld pursuant to the conditions of the Main Contract (i.e. RMB5,191,500.00) and the moneys withheld pursuant to clause 3 of this Supplemental Agreement (i.e. RMB2,000,000.00), the Employer shall within 30 calendar days pay to the Main Contractor the remainder of the payment.

d.	The remaining warranty fund shall be paid pursuant to the terms of the Main Contract after the expiry of the Warranty Period or the responsibility regarding maintenance has been completed.
(5)	Interpretation

Unless expressly stipulated in this Supplemental Agreement, the obligations, duties and responsibilities undertaken by the Employer and the Main Contractor in accordance with the Main Contract and the Supplemental Agreement (I) shall remain unchanged and shall be applicable to the execution of this Supplemental Agreement. Where any variances or contradictions between this Supplemental Agreement and the contents of the Main Contract and the Supplemental Agreement (I) exist, the meaning of the express provisions of this Supplemental Agreement shall take precedence.
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contractor’s Works
Supplemental Agreement (II)

Supplementary Agreement (II)
(6)	Arbitration

Any disputes incurred by or related to the Supplemental Agreement shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Sub-Commission, and shall be arbitrated in Shanghai in accordance with the existing and valid arbitration rules of the Commission. The arbitration decision shall be the final judgment and binding on both parties.

(7)	Appendices

This Supplemental Agreement comprises the following appendices which are an integral part of this Supplemental Agreement:

Appendix (I):	“Practical Completion Certificate”

Appendix (II):	“Total Final Price for the Works (except Specified Subcontract Works)”

Appendix (III):	“Compensation for Delay in Works”
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contractor’s Works
Supplemental Agreement (II)

Supplementary Agreement (II)
(The remainder of this page contains no main text and is for signatures only.)
Both parties sign and affix seals in the presence of witnesses:

Employer: Zastron Precision-Flex (Wuxi) Co., Ltd.
By Statutory Representative or Authorized Representative	(Signature) Date: 26th July, 2009	Seal: (Seal of Zastron Precision-Flex (Wuxi) Co., Ltd.)
By the Witness	(Signature) Date: 26th July, 2009

Main Contractor: Yixing Building Engineering & Installation Co., Ltd.
By Statutory Representative or Authorized Representative	(Signature) Date: 24th July, 2009	Seal: (Seal of Yixing Building Engineering & Installation Co., Ltd.)
By the Witness	(Signature) Date: 24th July, 2009
Wuxi New District, China
Zastron Flexible Printed Circuit (FPC) Factory
Main Contractor’s Works
Supplemental Agreement (II)